Report of Independent Registered Public Accounting Firm

To the Trustees of the American Century Municipal Trust
and Shareholders of the High-Yield Municipal Fund,
the Long-Term Tax-Free Fund, the Tax-Free Money Market
Fund, Tax-Free Bond Fund and the New York Tax-Free Fund:

In planning and performing our audits of the financial
statements of the American Century Municipal Trust
(the “Funds”)  as of and for the year ended May 31, 2010,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds’ internal control over financial reporting,
including controls over safeguarding securities, as a basis
for designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the effectiveness
of the Funds’ internal control over financial reporting.
Accordingly, we do not express an opinion on the
effectiveness of the Funds’ internal control over
financial reporting.

The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A fund’s
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.  A fund’s
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations of
management and trustees of the fund; and (3) provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or disposition
of a fund’s assets that could have a material effect on
the financial statements.

Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because of
changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is
a deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material misstatement
of the Funds’ annual or interim financial statements
will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial
reporting that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted no
deficiencies in the Funds’ internal control over financial
reporting and its operation, including controls over
safeguarding securities, that we consider to be material
weaknesses as defined above as of May 31, 2010.

This report is intended solely for the information and
use of management and the Board of Directors of the
American Century Municipal Trust and the Securities and
Exchange Commission and is not intended to be and should
not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
July 22, 2010